UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2019

TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported in Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2019, Tricida, Inc. (the “Company”), as borrower, Hercules Capital, Inc., as administrative agent (in such capacity, the “Agent”), and each of the financial institutions party thereto as lenders, entered into the Third Amendment to Loan and Security Agreement (the “Amendment”), which amended certain terms of the Loan and Security Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants, dated as of April 10, 2018, and that certain Second Amendment to Loan and Security Agreement, dated as of October 15, 2018, the “Prior Loan Agreement”; the Prior Loan Agreement as amended by the Amendment, the “Loan Agreement”), by and among the Company, the lenders party thereto and the Agent.
The third tranche of the Loan Agreement, in the amount of $20.0 million, was funded on December 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 17, 2019

TRICIDA, INC.

By:	/s/ Geoffrey M. Parker
Name:	Geoffrey M. Parker
Title:	Chief Financial Officer and Senior Vice President